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                                                                   EXHIBIT 10(o)


                               THE BIBB COMPANY

                      SEVERANCE POLICY FOR KEY MANAGEMENT
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          This policy is effective January 1, 1998, for those key management personnel of The Bibb Company who are identified on Schedule A attached hereto. In the event of termination of employment of any of said persons, who are referred to as "Key Managers," under circumstances described below, the Company will pay to said Key Manager an amount equal to his or her monthly base compensation in effect immediately prior to said termination multiplied by the number of months indicated for him or her on Schedule A. Said payment will be made in a lump sum in cash no later than thirty days after the effective date of his or her termination.

          The payment described above will be made in the event of termination of employment on the initiative of the Company for any reason other than for Cause, as defined below. It will not be made if the Key Manager voluntarily resigns unless the Key Manager resigns for Good Reason as defined below, or within six months following a change of control, as described below.

          A termination is for "Cause" if it is made because (1) the Key Manager is convicted of, or pleads nolo contendere to a crime (either a felony or a misdemeanor) against the Company, or crime which materially adversely affects the reputation of the Company, as determined in the sole discretion of the Compensation Committee of the Company's Board of Directors, or (2) the Key Manager has received written notice of unacceptable performance of his or her responsibilities and duties to the Company and has failed to correct said performance within thirty days of said notice.

          A Key Manager will be deemed to have terminated for "Good Reason" if
(1) his or her duties are substantially reduced or (2) his or her base compensation is reduced by more than 10% or (3) he or she is required to perform substantially all services for the Company at a location which is more than fifty miles from the location of performance of said services at January 1, 1998, or at such later date as said Key Manager may first be listed on Schedule A.

In the event of a Change in Control of the Company, as defined below, a Key Manager may voluntarily resign from the Company at any time within the six-month period beginning on the effective date of said Change in Control, for any reason, and shall receive the payment described in the first paragraph of this policy. The effective date of the Change in Control shall be the date of the closing of any transaction which is defined in paragraph 1 or 3 of the definition of Change in Control described below, or date of the last purchase required to effect a Change in Control as defined in paragraph 2 of said definition.

For the purposes of this policy, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

1. Any sale of all or substantially all of the Corporation's assets to any person or entity (a "Person");

2. Any sale or series of related sales which, in aggregate, transfer fifty percent (50%) or more of the voting shares of the Corporation to any Person or group of Persons (as the term "group" is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); or

3. Any merger of the Corporation with any other Person following which the Corporation is not the surviving entity.

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4.  Notwithstanding the foregoing, "Change in Control" shall not include any sale, merger or consolidation with or to any Person in which the shareholders of the Corporation immediately prior to such sale, merger or consolidation own or obtain controlling voting power of such Person immediately following such transaction.

          This policy may be amended by the Compensation Committee at any time provided that the effective date of any amendment which is adverse to the interest of the Key Managers shall be no earlier than one year from written notice thereof to the Key Manager. The Compensation Committee may add Key Managers to Schedule A at any time.

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